Exhibit 10.1

FIRST EXTENSION OF EMPLOYMENT AGREEMENT

This First Extension of Employment Agreement (the “First Extension” dated April 23, 2015, and by vote of the Compensation Committee of the Board of Directors of Bio-Reference Laboratories, Inc., to be retroactive to and effective January 29, 2015, is made between Bio-Reference Laboratories, Inc., a New Jersey Corporation with its principal place of business at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 (the “Company”) and Howard Dubinett (the “Employee”).

WITNESSETH:

WHEREAS, the Company and the Employee entered into an Employment Agreement effective February 1, 2012 (the “Employment Agreement”) which is attached hereto and made a part hereof as an attachment; and

WHEREAS, the Company and the Employee intend to extend that Employment Agreement by this First Extension as set forth in this First Extension;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.  The parties hereby modify Paragraph 1 of the Employment Agreement to read as follows:

“1.  Term of Employment.  The Company agrees to continue to employ the Employee as its Executive Vice President and Chief Operating Officer, and the Employee agrees to continue his employment with the Company, for a period commencing as of the Effective Date through January 31, 2017 (the “Expiration Date”), unless earlier terminated in accordance with Section 5 hereof.  The period of time between the Effective Date and the termination of the Employee’s employment hereunder shall be referred to herein as the “Employment Period”.”

2.  The parties and each of them acknowledge, understand and agree that all terms and conditions of the Employment Agreement have been carried out to date as set forth in the Employment Agreement.

3.  The parties and each of them confirm, ratify and affirm all other terms and conditions of the Employment Agreement as if recited herein.

IN WITNESS WHEREOF, the parties have executed this First Extension on the Effective Date stated hereinabove.

COMPANY:

Bio-Reference Laboratories, Inc.

By:	/s/ Marc D. Grodman
Marc D. Grodman, M.D.
Chief Executive Officer
Duly Authorized

EMPLOYEE:

/s/ Howard Dubinett
Howard Dubinett